EXHIBIT 4.11
                                                                    ------------










================================================================================



                             WASTE CONNECTIONS, INC.

                  Floating Rate Convertible Subordinated Notes
                                    due 2022




                            ________________________




                                    INDENTURE
                            Dated as of July 21, 2004


                         U.S. Bank National Association


                                   AS TRUSTEE



================================================================================

TABLE OF CONTENTS(1)

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE.......................................... 1

            Section 1.1.      Definitions....................................................... 1
            Section 1.2.      Other Definitions................................................. 6
            Section 1.3.      Incorporation by Reference of Trust Indenture Act................. 8
            Section 1.4.      Rules of Construction............................................. 8

ARTICLE 2.  THE SECURITIES...................................................................... 8

            Section 2.1.      Designation, Form and Dating...................................... 8
            Section 2.2.      Execution and Authentication...................................... 9
            Section 2.3.      Registrar, Paying Agent and Conversion Agent...................... 9
            Section 2.4.      Paying Agent To Hold Money in Trust...............................10
            Section 2.5.      Securityholder Lists..............................................11
            Section 2.6.      Transfer and Exchange.............................................11
            Section 2.7.      Replacement Securities............................................14
            Section 2.8.      Outstanding Securities............................................15
            Section 2.9.      Treasury Securities...............................................15
            Section 2.10.     Temporary Securities..............................................15
            Section 2.11.     Cancellation......................................................16
            Section 2.12.     CUSIP Numbers.....................................................16

ARTICLE 3.  REDEMPTION AND REPURCHASE...........................................................16

            Section 3.1.      Optional Redemption by the Company................................16
            Section 3.2.      Election To Redeem; Notice to Trustee.............................16
            Section 3.3.      Selection of Securities To Be Redeemed............................17
            Section 3.4.      Notice of Redemption..............................................17
            Section 3.5.      Deposit of Redemption Price.......................................18
            Section 3.6.      Securities Payable on Redemption Date.............................18
            Section 3.7.      Securities Redeemed in Part.......................................19
            Section 3.8.      Conversion Arrangement on Call for Redemption.....................19
            Section 3.9.      Repurchase at the Option of the Holder............................20
            Section 3.10.     Repurchase of Securities at Option of the Holder upon Change in Control........................................................22
            Section 3.11.     Notice; Method of Exercising Repurchase Right.....................23
            Section 3.12.     Effect of Purchase Notice or Repurchase Notice....................25
            Section 3.13.     Deposit of Purchase Price or Repurchase Price.....................25
            Section 3.14.     Securities Repurchased in Part....................................26
            Section 3.15.     Compliance with Securities Laws upon Repurchase of Securities.....26
            Section 3.16.     Repayment to the Company..........................................26

____________
         1 This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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
ARTICLE 4.  CONVERSION..........................................................................26

            Section 4.1.      Conversion Privilege..............................................26
            Section 4.2.      Conversion Procedure..............................................29
            Section 4.3.      Adjustments Below Par Value.......................................30
            Section 4.4.      Taxes on Conversion...............................................30
            Section 4.5.      Company To Provide Stock..........................................30
            Section 4.6.      Adjustment of Conversion Price....................................31
            Section 4.7.      No Adjustment.....................................................35
            Section 4.8.      Equivalent Adjustments............................................35
            Section 4.9.      Adjustment for Tax Purposes.......................................35
            Section 4.10.     Notice of Adjustment..............................................35
            Section 4.11.     Notice of Certain Transactions....................................35
            Section 4.12.     Effect of Reclassification, Consolidation, Merger, Share
                              Exchange or Sale on Conversion Privilege..........................36
            Section 4.13.     Trustee's Disclaimer..............................................37
            Section 4.14.     Voluntary Reduction...............................................38
            Section 4.15.     Conversion Value of Securities Tendered...........................38

ARTICLE 5.  SUBORDINATION.......................................................................40

            Section 5.1.      Securities Subordinated to Senior Indebtedness....................40
            Section 5.2.      Securities Subordinated to Prior Payment of All Senior
                              Indebtedness on Dissolution, Liquidation, Reorganization,
                              Etc., of the Company..............................................40
            Section 5.3.      Securityholders to Be Subrogated to Right of Holders of
                              Senior Indebtedness...............................................42
            Section 5.4.      Obligations of the Company Unconditional..........................42
            Section 5.5.      Company Not To Make Payment with Respect to Securities in
                              Certain Circumstances.............................................43
            Section 5.6.      Notice to Trustee.................................................44
            Section 5.7.      Application by Trustee of Monies Deposited with It................44
            Section 5.8.      Subordination Rights Not Impaired by Acts or Omissions of the
                              Company or Holders of Senior Indebtedness.........................45
            Section 5.9.      Trustee To Effectuate Subordination...............................45
            Section 5.10.     Right of Trustee To Hold Senior Indebtedness......................45
            Section 5.11.     Article 5 Not To Prevent Events of Default........................45
            Section 5.12.     No Fiduciary Duty Created to Holders of Senior Indebtedness.......45
            Section 5.13.     Article Applicable to Paying Agents...............................46
            Section 5.14.     Certain Conversion Deemed Payment.................................46
            Section 5.15.     Standstill upon a Default in Respect of Designated Senior
                              Indebtedness......................................................46

ARTICLE 6.  COVENANTS...........................................................................47

            Section 6.1.      Payment of Securities.............................................47
            Section 6.2.      SEC Reports.......................................................48

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            Section 6.3.      Liquidation.......................................................49
            Section 6.4.      Compliance Certificates...........................................49
            Section 6.5.      Notice of Defaults................................................50
            Section 6.6.      Payment of Taxes and Other Claims.................................50
            Section 6.7.      Corporate Existence...............................................50
            Section 6.8.      Maintenance of Properties.........................................50
            Section 6.9.      Further Instruments and Acts......................................50
            Section 6.10.     Maintenance of Office or Agency...................................51
            Section 6.11.     Stay, Extension and Usury Laws....................................51

ARTICLE 7.  SUCCESSOR CORPORATION...............................................................51

            Section 7.1.      When Company May Merge, Etc.......................................51
            Section 7.2.      Successor Corporation Substituted.................................52

ARTICLE 8.  DEFAULT AND REMEDIES................................................................52

            Section 8.1.      Events of Default.................................................52
            Section 8.2.      Acceleration......................................................54
            Section 8.3.      Other Remedies....................................................55
            Section 8.4.      Waiver of Defaults and Events of Default..........................55
            Section 8.5.      Control by Majority...............................................55
            Section 8.6.      Limitation on Suits...............................................55
            Section 8.7.      Rights of Holders To Receive Payment..............................56
            Section 8.8.      Collection Suit by Trustee........................................56
            Section 8.9.      Trustee May File Proofs of Claim..................................56
            Section 8.10.     Priorities........................................................57
            Section 8.11.     Undertaking for Costs.............................................57
            Section 8.12.     Restoration of Rights and Remedies................................57
            Section 8.13.     Rights and Remedies Cumulative....................................58
            Section 8.14.     Delay or Omission Not Waiver......................................58

ARTICLE 9.  TRUSTEE.............................................................................58

            Section 9.1.      Duties of Trustee.................................................58
            Section 9.2.      Rights of Trustee.................................................59
            Section 9.3.      Individual Rights of Trustee......................................60
            Section 9.4.      Trustee's Disclaimer..............................................61
            Section 9.5.      Notice of Default or Events of Default............................61
            Section 9.6.      Reports by Trustee to Holders.....................................61
            Section 9.7.      Compensation and Indemnity........................................61
            Section 9.8.      Replacement of Trustee............................................62
            Section 9.9.      Successor Trustee by Merger, Etc..................................63
            Section 9.10.     Eligibility; Disqualification.....................................63
            Section 9.11.     Preferential Collection of Claims Against Company.................63

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ARTICLE 10. SATISFACTION AND DISCHARGE OF INDENTURE.............................................63

            Section 10.1.     Termination of Company's Obligations..............................63
            Section 10.2.     Application of Trust Money........................................64
            Section 10.3.     Repayment to Company..............................................64
            Section 10.4.     Reinstatement.....................................................65

ARTICLE 11. AMENDMENTS, SUPPLEMENTS AND WAIVERS.................................................65

            Section 11.1.     Without Consent of Holders........................................65
            Section 11.2.     With Consent of Holders...........................................66
            Section 11.3.     Compliance with Trust Indenture Act...............................67
            Section 11.4.     Revocation and Effect of Consents.................................67
            Section 11.5.     Notation on or Exchange of Securities.............................67
            Section 11.6.     Trustee To Sign Amendments, Etc.; Notices.........................67

ARTICLE 12. MISCELLANEOUS.......................................................................68

            Section 12.1.     Trust Indenture Act Controls......................................68
            Section 12.2.     Notices ..........................................................68
            Section 12.3.     Communications by Holders with Other Holders......................69
            Section 12.4.     Certificate and Opinion as to Conditions Precedent................69
            Section 12.5.     Record Date for Vote or Consent of Securityholders................70
            Section 12.6.     Rules by Trustee, Paying Agent, Registrar.........................70
            Section 12.7.     Legal Holidays....................................................70
            Section 12.8.     Governing Law.....................................................70
            Section 12.9.     No Adverse Interpretation of Other Agreements.....................70
            Section 12.10.    No Recourse Against Others........................................70
            Section 12.11.    Successors........................................................71
            Section 12.12.    Multiple Counterparts.............................................71
            Section 12.13.    Separability......................................................71
            Section 12.14.    Table of Contents, Headings, Etc..................................71

Signatures.....................................................................................S-1

Exhibit A......................................................................................A-1

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                Section of Indenture
----------------------------                               --------------------
310(a)(1)................................................  9.10
310(a)(2)................................................  9.10
310(a)(3) ...............................................  Not Applicable
310(a)(4)................................................  Not Applicable
310(a)(5)................................................  Not Applicable
310(b)...................................................  9.10
310(c) ..................................................  Not Applicable
311(a)...................................................  9.11
311(b)...................................................  9.11
311(c)...................................................  Not Applicable
312(a)...................................................  2.5
312(b)...................................................  12.3
312(c)...................................................  12.3
313(a)...................................................  9.6
313(b)(1)................................................  Not Applicable
313(b)(2)................................................  9.6
313(c)...................................................  9.6
313(d)...................................................  9.6
314(a)...................................................  6.2 and 6.4
314(b)...................................................  Not Applicable
314(c)(1)................................................  12.4(a)(1)
314(c)(2)................................................  12.4(a)(2)
314(c)(3)................................................  Not Applicable
314(d)...................................................  Not Applicable
314(e)...................................................  12.4(b)
314(f)...................................................  Not Applicable
315(a)...................................................  9.1(b)
315(b)...................................................  9.5 and 12.2
315(c)...................................................  9.1(a)
315(d)...................................................  9.1(c)
315(d)(1)................................................  9.1(b)(1)
315(d)(2)................................................  9.1(c)(2)
315(d)(3)................................................  9.1(c)(3)
315(e)...................................................  8.11
316(a)(1)(A).............................................  8.5
3.16(a)(1)(B)............................................  8.4
316(a)(2)................................................  Not Applicable
316(a) last sentence.....................................  2.9
316(b)...................................................  8.7
316(c)...................................................  12.5
317(a)(1)................................................  8.8
317(a)(2)................................................  8.9
317(b)...................................................  2.4
318(a)...................................................  12.1
318(b)...................................................  Not Applicable
318(c)...................................................  12.1

____________

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

         INDENTURE dated as of July 21, 2004 between Waste Connections, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association, as trustee (the "Trustee").

         Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered holders of the Company's Floating Rate Convertible Subordinated Notes due 2022.


                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    DEFINITIONS.
                -----------
         The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Business Day" means a day that is not a Legal Holiday.

         "Calculation Agent" means the Person identified as "Trustee" in the first paragraph hereof.

         "Calendar Quarter" means any three-month period of January through March, April through June, July through September, or October through December.

         "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

         "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 4.12, however, shares issuable on conversion of Securities shall include only shares of Common Stock, $0.01 par value per share (which is the class designated as Common Stock of the Company at the date of this Indenture), or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' equity (excluding any capital stock that by its terms is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such maturity or is convertible or exchangeable for debt securities at any time prior to such maturity at the option of the holder thereof) of such Person and its consolidated subsidiaries, as determined in accordance with generally accepted accounting principles.

         "Conversion Rate" means the number of shares of Common Stock equal to $1,000 divided by the Conversion Price, which shall be 30.9981 as of the date of this Indenture.

         "Corporate Trust Office" of the Trustee means the office of U.S. Bank National Association at which this Indenture is administered, which office initially is located at: U.S. Bank National Association, Mail Station:
LM-CA-T24T, 633 West 5th Street, 24th Floor, Los Angeles, CA 90071, Attn:
Corporate Trust Services.

         "Custodian" means, except for purposes of Section 8.1, U.S. Bank National Association.

         "Default" or "default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company as the Depositary with respect to the Securities, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "Designated Senior Indebtedness" means the Company's obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which the Company is party, expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture. Notwithstanding the foregoing to the contrary, the Amended and Restated Revolving Credit and Term Loan Agreement, as amended from time to time (including any letter of credit reimbursement obligations), by and between the Company and Fleet National Bank, as Administrative Agent, and other lending institutions named therein, shall be included as "Designated Senior Indebtedness." The instrument, agreement or other document evidencing any Designated Senior Indebtedness may place limitations or conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness provided under this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Notes" means the Company's Floating Rate Convertible Subordinated Notes due 2022 (CUSIP Nos. 941053AC4 and 941053AD2).

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Instrument" means any agreement, indenture, instrument or other document under which any obligation is evidenced, assumed, guaranteed or secured.

         "Interest Adjustment Date" has the meaning set forth in paragraph 1 of the Form of Security attached hereto as Exhibit A.

         "Interest Determination Date" has the meaning set forth in paragraph 1 of the Form of Security attached hereto as Exhibit A.

         "Interest Payment Date" has the meaning set forth in paragraph 1 of the Form of Security attached hereto as Exhibit A.

         "London banking day" means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

         "Market Capitalization" means an amount determined by multiplying the number of shares of Common Stock outstanding on the applicable date by the current market price of the Common Stock (determined as provided in Section 4.6(f)) as of such date.

         "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars).

         "Non-Payment Default" means the occurrence of a default on Designated Senior Indebtedness (other than a Payment Default).

         "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company; PROVIDED, HOWEVER, that for purposes of Section 6.4 "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

         "Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness.

         "Payment in full" or "paid in full" means payment in full in cash or cash equivalents.

         "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

         "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Record Date" has the meaning set forth in paragraph 1 of the Form of Security attached hereto as Exhibit A.

         "Redemption Date" or "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and paragraph 5 of the form of Security annexed as Exhibit A hereto.

         "Redemption Price" or "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and paragraph 5 of the form of Security annexed as Exhibit A hereto.

         "Reorganization Securities" means securities of the Company or any other corporation provided for by a plan of reorganization or readjustment of the Company (a) which are equity securities that do not provide for any mandatory payments to holders thereof, including by way of dividends or mandatory redemption; or (b) the payment of which is subordinated, at least to the extent provided in Article 5 with respect to the Securities, to the payment of all Senior Indebtedness which may at the time be outstanding.

         "Representative" means the indenture trustee or other trustee, agent or representative for any class of Senior Indebtedness.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities" means the Floating Rate Convertible Subordinated Notes due 2022 or any of them (each a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Agent" means, on any date, the Representative of the class of Senior Indebtedness having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) then outstanding.

         "Senior Indebtedness" means the following, whether outstanding upon issuance of the Securities or thereafter incurred or created: (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of all indebtedness or obligations of the Company to any Person for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement, including any default interest and interest accruing after a bankruptcy; (b) commitment or standby fees due and payable to lending institutions with respect to credit facilities available to the Company;
(c) all noncontingent obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, banker's acceptance, or similar credit transaction, (ii) under interest rate swaps, caps, collars, options, and similar arrangements, and (iii) under any foreign exchange contract, currency swap agreement, futures contract, currency option contract, or other foreign currency hedge; (d) all obligations of the Company for the payment of money relating to capitalized lease obligations; (e) any liabilities of others described in the preceding clauses that the Company has guaranteed or which are otherwise its legal liability; and (f) renewals, extensions, refundings, refinancings, restructurings, amendments, and modifications of any such indebtedness or guarantee; in each case other than (i) the Existing Notes or (ii) any indebtedness or other obligation of the Company that by its terms is not superior in right of payment to the Securities.

         "Significant Subsidiary" means a "significant subsidiary" as defined in Reg. ss.210.1-02(w) of Regulation S-X under the Exchange Act.

         "Subsidiary" means any corporation, association or other business entity of which at least a majority of the total capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the Company's other Subsidiaries or a combination thereof.

         "3-month LIBOR" means, with respect to any Interest Determination Date:

         (a) the rate for 3-month deposits in United States dollars commencing on the related Interest Adjustment Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date, unless fewer than two such offered rates so appear; or

         (b) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related Interest Adjustment Date, to prime banks in the London interbank markets at approximately 11:00 a.m., London time, on that Interest Determination Date and in principal amount that is representative for a single transaction in United States dollars in that market at that time; or

         (c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in the City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

         (d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect immediately prior to the particular Interest Determination Date.

         "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trustee" means U.S. Bank National Association until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means any officer in the Corporate Trust Office of the Trustee, including any senior vice president, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer customarily performing functions similar to those performed by any of the above-designated officers who shall, in any case, be responsible for the administration of this Indenture or have familiarity with it, and also means, with respect to a particular corporate matter, any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

SECTION 1.2.    OTHER DEFINITIONS.
                -----------------
                                                                      Defined
Term                                                                  in Section
----                                                                  ----------
"Aggregate Market Premium"........................................    4.6(d)
"Bankruptcy Law"..................................................    8.1
"beneficial owner"................................................    3.10
"Change in Control"...............................................    3.10
"Closing Price"...................................................    4.6(f)
"Code"............................................................    3.1
"Company Notice"..................................................    3.11(a)

"Company Order"...................................................    2.2
"Continuing Directors"............................................    3.10
"Conversion Agent"................................................    2.3
"Conversion Price"................................................    4.6
"Conversion Shares"...............................................    4.1
"Conversion Value"................................................    4.15(a)
"Custodian".......................................................    8.1
"Defaulted Interest" .............................................    6.1
"Determination Date"..............................................    4.15(b)
"Distribution Date"...............................................    4.6(c)
"Event of Default"................................................    8.1
"Global Note".....................................................    2.6(a)
"Group"...........................................................    3.10(1)
"Legal Holiday"...................................................    12.7
"95% Trading Condition"...........................................    4.1
"Net Share Amount"................................................    4.15(b)
"Net Shares"......................................................    4.15(b)
"Notice Date".....................................................    3.1(a)
"Optional Redemption".............................................    3.1
"Paying Agent"....................................................    2.3
"Payment Blockage Period".........................................    5.5
"Payment of the Securities".......................................    5.5
"Pre-Dividend Sale Price".........................................    4.6(e)
"Principal Conversion Value"......................................    4.15
"Principal Return"................................................    4.15(b)
"Purchase Date"...................................................    3.9(a)
"Purchase Date Notice" ...........................................    3.9(b)
"Purchase Notice".................................................    3.9(c)
"Purchase Price"..................................................    3.9(a)
"Registrar".......................................................    2.3
"Registration Default"............................................    6.12(a)
"Registration Statement"..........................................    6.12(a)
"Repurchase Date".................................................    3.10
"Repurchase Price"................................................    3.10
"Repurchase Notice"...............................................    3.11(b)
"Security Trading Price"..........................................    4.1
"Stockholder Rights Plan".........................................    4.6(g)
"Ten Day Average Closing Stock Price".............................    4.15(a)
"Trading Days"....................................................    4.6(f)
"Trigger Event"...................................................    4.6(g)
"U.S. Government Obligations".....................................    10.1

SECTION 1.3.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
                -------------------------------------------------
         This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.
         "indenture securities" means the Securities.
         "indenture security holder" means a Securityholder.
         "indenture to be qualified" means this Indenture.
         "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other terms used in this Indenture that are defined in the TIA, defined by a TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4.    RULES OF CONSTRUCTION.
                ---------------------
         Unless the context otherwise requires:

                (1) a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

                (3) "or" is not exclusive;

                (4) words in the singular include the plural, and words in the plural include the singular;

                (5) provisions apply to successive events and transactions; and

                (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE 2.
                                 THE SECURITIES

SECTION 2.1.    DESIGNATION, FORM AND DATING.
                ----------------------------
         The Securities shall be designated as the "Floating Rate Convertible Subordinated Notes due 2022." The Securities and the Trustee's certificate of authentication to be borne by the Securities shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made part of this Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to the terms and provisions of the Securities and to be bound thereby. Any of the Securities may have imprinted thereon such legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed or any trading system in which the Securities may be admitted, or to conform to usage. Each Security shall be dated the date of its authentication.

SECTION 2.2.    EXECUTION AND AUTHENTICATION.
                ----------------------------
         Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The Company may issue additional Securities after Securities have been issued. All such Securities shall be treated as a single series for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase. The aggregate principal amount of Securities outstanding under this Indenture at any time may not exceed $175,000,000, except as provided in Section 2.7.

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3.    REGISTRAR, PAYING AGENT AND CONVERSION AGENT.
                --------------------------------------------
         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent"), an office or agency where Securities may be presented for conversion (the "Conversion Agent") and an office or agency for service of notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Registrar" includes any co-Registrar, the term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or a Conversion Agent or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.3 and Article 10), Registrar or Conversion Agent.

         The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

SECTION 2.4.    PAYING AGENT TO HOLD MONEY IN TRUST.
                -----------------------------------
         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, or interest on any of the Securities so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.4, that such Paying Agent will, subject to Section 5.7:

                (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

                (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid, subject to applicable escheatment laws, to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper selected by the Company and published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 2.5.    SECURITYHOLDER LISTS.
                ---------------------
         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days prior to each quarterly Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA 312(a).

SECTION 2.6.    TRANSFER AND EXCHANGE.
                ---------------------
         (a) Upon surrender for registration of transfer of any Security to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

         Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.10. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         All Securities presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Securities shall be duly executed by the Securityholder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

         Neither the Company nor the Trustee nor any Registrar or any Company registrar shall be required to exchange or register a transfer of (a) any Securities for a period of fifteen (15) days next preceding any selection of Securities to be redeemed or (b) any Securities or portions thereof called for redemption pursuant to Section 3.4, (c) any Securities or portion thereof surrendered for conversion pursuant to Article 4 or (d) any Securities or portions thereof tendered (and not withdrawn) for repurchase pursuant to Section 3.9(a) or Section 3.10.

         So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law and except as specified below, all Securities will be represented by a Security in global form registered in the name of the Depositary or the nominee of the Depositary (the "Global Note"). The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. Any person acquiring an interest in the Global Note through an offshore transaction pursuant to Regulation S of the Exchange Act may hold such interest through Cedel or Euroclear. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of the Global Note as set forth on the face of the Security to reflect any such transfers. Except as provided below, beneficial owners of the Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Securities in global form.

         (b) Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradable on The PORTAL Market or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

         (c) Notwithstanding any other provisions of this Indenture, the Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

         If at any time the Depositary for the Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, the Company may appoint a successor Depositary with respect to such Global Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, will authenticate and deliver, Securities in certificated form, in aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note.

         The Global Note will also be exchanged by the Company for Securities in certificated form if (1) the Company in its sole discretion determines at any time not to have all the Securities represented by such Global Note or (2) there has occurred and is continuing a default or an Event of Default with respect to the Securities.

         If a Security in certificated form is issued in exchange for any portion of the Global Note after 5:00 p.m., New York City time at the office or agency where such exchange occurs on or after any Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date, subject to the provisions of paragraphs 1 and 2 of the Security, only to the person to whom interest in respect of such portion of the Global Note is payable in accordance with the provisions of this Indenture and the Securities.

         Securities in certificated form issued in exchange for all or a part of the Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the persons in whose names such Securities in certificated form are so registered.

         At such time as all interests in the Global Note have been redeemed, converted, canceled, exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in the Global Note is redeemed, converted, exchanged, repurchased or canceled, the principal amount of the Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

                (d) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's

Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.    REPLACEMENT SECURITIES.
                ----------------------
         If any mutilated Security is surrendered to the Company or the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8.    OUTSTANDING SECURITIES.
                ----------------------
         Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date, repurchase date or maturity date money sufficient to pay the principal of, premium, if any, and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9.    TREASURY SECURITIES.
                -------------------
         In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.10.   TEMPORARY SECURITIES.
                --------------------
         Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon the order of the Company, the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Every such temporary Security shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.10 and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount at maturity of definitive Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

SECTION 2.11.   CANCELLATION.
                ------------
         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment (including redemption or repurchase), conversion or cancellation and shall dispose of cancelled Securities in accordance with its procedures for the disposition of cancelled Securities in effect as of the date of such disposition and thereupon deliver a certificate of cancellation to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or which have been converted.

SECTION 2.12.   CUSIP NUMBERS.
                -------------
         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE 3.
                            REDEMPTION AND REPURCHASE

SECTION 3.1.    OPTIONAL REDEMPTION BY THE COMPANY.
                ----------------------------------
         The Company may, at its option, redeem all or from time to time any part of the Securities on any date on or after May 7, 2006 and prior to maturity (an "Optional Redemption"), upon notice as set forth in Section 3.4, and at the redemption prices set forth in paragraph 5 of the form of Security attached hereto as Exhibit A, together with accrued interest to the date of redemption.

SECTION 3.2.    ELECTION TO REDEEM; NOTICE TO TRUSTEE.
                -------------------------------------
         If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee at least 30 days but no more than 60 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 10 days after the date of notice to the Trustee.

SECTION 3.3.    SELECTION OF SECURITIES TO BE REDEEMED.
                --------------------------------------
         If less than all of the Securities are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Securities to be redeemed by lot, pro rata or by another method the Trustee considers fair and appropriate; provided that such method is not prohibited by any stock exchange or market on which the Securities are then listed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4.    NOTICE OF REDEMPTION.
                --------------------
         Notice of an Optional Redemption shall be given at least 30 days prior to the redemption date. In each case, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books.

         The notice shall identify the Securities to be redeemed and shall state:

                (1) the redemption date;

                (2) the redemption price;

                (3) the then-current Conversion Price;

                (4) the name and address of the Paying Agent and the Conversion Agent;

                (5) that Securities called for redemption must be presented and surrendered to the Paying Agent to collect the redemption price;

                (6) that the Securities called for redemption may be converted at any time before 5:00 p.m., New York City time on the day that is two Business Days immediately preceding the redemption date;

                (7) that Holders who wish to convert Securities must satisfy the requirements in paragraph 8 of the Securities;

                (8) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon presentation and surrender to the Paying Agent of the Securities;

                (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon presentation and surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

                (10) subject to Section 2.12, the CUSIP number of the Securities called for redemption.

         At the Company's written request delivered at least 15 days prior to the date of the mailing of the notice of redemption, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.5.    DEPOSIT OF REDEMPTION PRICE.
                ---------------------------
         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit; provided that if such payment is made on the Redemption Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

         If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any predecessor Security to receive interest) be paid to the Company as soon as practicable upon written request by the Company or, if then held by the Company, shall be released from such trust.

SECTION 3.6.    SECURITIES PAYABLE ON REDEMPTION DATE.
                -------------------------------------
         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear or accrue any interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to (but not including) the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose stated maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such at 5:00 p.m., New York City time on the relevant record date according to their terms.

         If the Company shall fail to deposit the Redemption Price with the Trustee and any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear and accrue interest from the Redemption Date at the rate borne by the Security.

SECTION 3.7.    SECURITIES REDEEMED IN PART.
                ---------------------------
         Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney-in-fact duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

SECTION 3.8.    CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.
                ---------------------------------------------
         In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchaser to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price of such Securities, together with interest accrued to the Redemption Date. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to, but excluding, the Redemption Date shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchaser. If such an agreement is entered into, a copy of which shall be filed with the Trustee prior to the Redemption Date, any Securities not duly surrendered for conversion by the Holders thereof, may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchaser from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchaser for conversion, all as of immediately prior to 5:00 p.m., New York City time on the Redemption Date (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchaser for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchaser, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture. Nothing in the preceding sentence shall be deemed to limit the rights and protections afforded to the Trustee in Article 9, including, but not limited to, the right to the indemnification pursuant to Section 9.7.

SECTION 3.9.    REPURCHASE AT THE OPTION OF THE HOLDER.
                --------------------------------------
                (a) A Holder shall have the right to require the Company to repurchase all or a portion of such Holder's Securities in accordance with the provisions of this Section 3.9. If a Holder exercises its right to require the Company to repurchase Securities under this Section 3.9, such Securities shall be purchased by the Company on May 1, 2009, May 1, 2012 or May 1, 2017 (each, a "Purchase Date"), as designated by such Holder in exercising its rights hereunder, at a purchase price (the "Purchase Price") equal to the principal amount thereof, plus any accrued interest up to and including the Purchase Date.

         Whenever in this Indenture there is a reference to the principal of any Security as of any time, such reference shall be deemed to include reference to the Purchase Price payable in respect of such Security to the extent that such Purchase Price is, was or would be so payable at such time, and express mention of the Purchase Price in any provision of this Indenture shall not be construed as excluding the Purchase Price in those provisions of this Indenture when such express mention is not made.

         Any rights of Holders, contractual or otherwise, arising under or pursuant to any requirement of the Company to repurchase Securities under this
Section 3.9 shall be subordinated in right of payment to all Senior Indebtedness to the same extent as the Securities are subordinated to Senior Indebtedness under the provisions of Article 5 and such requirement for repurchase shall also be subject to the requirement that, if at the time the Securities are required to be repurchased pursuant to such offer, payment of the Securities is not permitted pursuant to the provisions of Article 5, the Company shall use its best efforts to obtain all necessary waivers from, or to repay in full, the holders of Senior Indebtedness in order to permit such repurchase. Notwithstanding the foregoing, any failure by the Company to comply with this
Section 3.9 to repurchase the Securities shall be a default in the performance by the Company hereunder.

                (b) Not later than 20 Business Days prior to an upcoming Purchase Date, the Company shall mail a written notice (a "Purchase Date Notice") by first-class mail to the Trustee and to each Holder (and to beneficial holders as required by applicable law). Such notice shall include the form of Purchase Notice (as defined below) to be completed by a Holder that wishes to exercise its option to have the Company repurchase such Holder's Securities and shall state:

                    (1) the date of such upcoming Purchase Date;

                    (2) the date by which the Purchase Notice pursuant to this
Section 3.9 must be given;

                    (3) the Purchase Price;

                    (4) briefly, the conversion rights of the Securities including, without limitation, the current Conversion Price and any adjustments thereto;

                    (5) the name and address of the Paying Agent and the Conversion Agent;

                    (6) whether the holders of Senior Indebtedness will permit the payment of the Purchase Price;

                    (7) that Securities as to which a Purchase Notice has been given may be converted into Common Stock only to the extent that the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (8) the procedures that the Holder must follow to exercise rights under this Section 3.9;

                    (9) the procedures for withdrawing a Purchase Notice, including a form of notice of withdrawal;

                    (10) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

                    (11) the CUSIP number of the Securities as to which such Purchase Date Notice has been given.

                (c) A Holder may exercise its rights specified in Section 3.9(a) upon delivery of a written notice of the exercise of such rights (a "Purchase Notice") to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until 5:00 p.m., New York City time on the Business Day immediately prior to such Purchase Date stating:

                    (1) the certificate number of each Security that the Holder will deliver to be repurchased;

                    (2) the portion of the principal amount of each Security that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                    (3) that such Security shall be repurchased pursuant to the terms and conditions specified in this Indenture.

         The delivery of such Security to the Paying Agent prior to the Repurchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.9 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Purchase Notice.

         The Company shall repurchase from the Holder thereof, pursuant to
Section 3.9, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security pursuant to this Section 3.9 also apply to the repurchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.9(c) shall have the right to withdraw such Purchase Notice in whole or in respect of a portion of the Securities covered thereby that is

$1,000 or an integral multiple thereof at any time prior to 5:00 p.m., New York City time on the Business Day prior to the Purchase Date pertaining thereto by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.12.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

SECTION 3.10.   REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE
                ------------------------------------------------------------
                IN CONTROL.
                ----------
         If at any time that Securities remain outstanding there shall have occurred a Change in Control (as hereinafter defined), Securities shall be repurchased by the Company at the option of the Holder thereof, at a purchase price (the "Repurchase Price") equal to the principal amount thereof plus accrued interest up to and including the Repurchase Date (as hereinafter defined), on the date (the "Repurchase Date") fixed by the Company that is not less than 45 days nor more than 60 days after the date of the Company Notice (as hereinafter defined), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.11(b).

         Whenever in this Indenture there is a reference to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

         Any rights of Holders, contractual or otherwise, arising under or pursuant to any offer to repurchase Securities made by the Company under this
Section 3.10 shall be subordinated in right of payment to all Senior Indebtedness to the same extent as the Securities are subordinated to Senior Indebtedness under the provisions of Article 5 and such offer to repurchase shall provide that, if at the time the Securities are required to be repurchased pursuant to such offer, payment of the Securities is not permitted pursuant to the provisions of Article 5, the Company shall use its best efforts to obtain all necessary waivers from, or to repay in full, the holders of Senior Indebtedness in order to permit such repurchase. Notwithstanding the foregoing, any failure by the Company to comply with this Section 3.10 to offer to repurchase, or to repurchase, the Securities shall be a default in the performance by the Company hereunder.

         A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occur:

                (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a "Group");

                (2) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the applicable indenture);

                (3) any person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company's issued and outstanding voting stock of or any successor to all or substantially all of the Company's assets; or

                (4) the first day on which a majority of the members of the Company's Board of Directors are not Continuing Directors (as hereinafter defined).

         "Beneficial owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act, as in effect on the date of execution of this Indenture, except that a person shall be deemed to be the "beneficial owner" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Securities or
(ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the remaining Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

SECTION 3.11.   NOTICE; METHOD OF EXERCISING REPURCHASE RIGHT.
                ---------------------------------------------
                (a) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice (the "Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). Such notice shall include the form of a Repurchase Notice (as defined below) to be completed by the Holder and shall state:

                    (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                    (2) the date by which the Repurchase Notice pursuant to this
Section 3.11 must be given;

                    (3) the Repurchase Date;

                    (4) the Repurchase Price;

                    (5) briefly, the conversion rights of the Securities including, without limitation, the current Conversion Price and any adjustments thereto;

                    (6) the name and address of the Paying Agent and the Conversion Agent;

                    (7) whether the holders of Senior Indebtedness will permit the payment of the Repurchase Price;

                    (8) that Securities as to which a Repurchase Notice has been given may be converted into Common Stock only to the extent that the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (9) the procedures that the Holder must follow to exercise rights under this Section 3.10;

                    (10) the procedures for withdrawing a Repurchase Notice, including a form of notice of withdrawal;

                    (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

                    (12) the CUSIP number of the Securities as to which such Company Notice has been given.

                (b) A Holder may exercise its rights specified in Section 3.10 upon delivery of a written notice of the exercise of such rights (a "Repurchase Notice") to the Paying Agent at any time prior to 5:00 p.m., New York City time on the third Business Day prior to the Repurchase Date, stating:

                    (1) the certificate number of each Security that the Holder will deliver to be repurchased;

                    (2) the portion of the principal amount of each Security that the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                    (3) that such Security shall be repurchased pursuant to the terms and conditions specified in this Indenture.

         The delivery of such Security to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; PROVIDED, HOWEVER, that such Repurchase Price shall be so paid pursuant to Section 3.10 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

         The Company shall repurchase from the Holder thereof, pursuant to
Section 3.10, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security pursuant to Sections 3.9 through
3.16 also apply to the repurchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.11(b) shall have the right to withdraw such Repurchase Notice in whole or in respect of a portion of the Securities covered thereby that is $1,000 or an integral multiple thereof at any time prior to 5:00 p.m., New York City time on the Business Day prior to the Repurchase Date pertaining thereto by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.12.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

SECTION 3.12.   EFFECT OF PURCHASE NOTICE OR REPURCHASE NOTICE.
                ----------------------------------------------
         Upon receipt by the Paying Agent of a Purchase Notice as specified in
Section 3.9(c) or of a Repurchase Notice as specified in Section 3.11(b), the Holder of the Security in respect of which such Purchase Notice or Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Purchase Price or Repurchase Price, as the case may be, with respect to such Security. Such Purchase Price or Repurchase Price shall be paid to such Holder promptly following the later of (i) the Purchase Date or Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.9(c) or Section 3.11(b), respectively, have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.9(c) or Section 3.11(b), respectively. Securities in respect of which a Purchase Notice or Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Repurchase Notice unless such Purchase Notice or Repurchase Notice has first been validly withdrawn.

         A Purchase Notice or Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the Holder, with such Holder's signature guaranteed in a manner satisfactory to the Paying Agent, to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time on the Business Day prior to the Purchase Date or Repurchase Date to which it relates, specifying:

                (1) the certificate number of each Security in respect of which such notice of withdrawal is being submitted;

                (2) the principal amount of the Security or portion thereof with respect to which such notice of withdrawal is being submitted; and

                (3) the principal amount, if any, of such Security that remains subject to the original Purchase Notice or Repurchase Notice, as the case may be, and that has been or will be delivered for repurchase by the Company.

SECTION 3.13.   DEPOSIT OF PURCHASE PRICE OR REPURCHASE PRICE.
                ---------------------------------------------
         On or before the Purchase Date or the Repurchase Date, as the case may be, applicable in respect of an exercise of the rights provided for in Section
3.9 or Section 3.10, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the aggregate Purchase Price or Repurchase Price of all the Securities or portions thereof that are to be repurchased as of such Purchase Date or Repurchase Date, as the case may be. The manner in which the deposit required by this Section 3.13 is made by the Company shall be at the option of the Company; PROVIDED that such deposit shall be made in a manner such that the Trustee or the Paying Agent shall have immediately available funds on such Purchase Date or Repurchase Date, as the case may be; PROVIDED FURTHER, that if such payment is made on such Purchase Date or Repurchase Date, as the case may be, it must be received by the Trustee or Paying Agent by 10:00 a.m., New York City time, on such date.

         If the Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Purchase Price or the Repurchase Price, as the case may be, of any Security tendered for repurchase on the Business Day prior to the Purchase Date or the Repurchase Date therefor, then, on and after such Purchase Date or the Repurchase Date, as the case may be, such Security will cease to be outstanding and interest on such Security will cease to accrue and will be deemed paid, whether or not such Security is delivered to the Paying Agent, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price or the Repurchase Price, as the case may be, upon delivery of such Security).

SECTION 3.14.   SECURITIES REPURCHASED IN PART.
                ------------------------------
         Any Security that is to be repurchased pursuant to Section 3.9 or
Section 3.10 only in part shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, or such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

SECTION 3.15.   COMPLIANCE WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.
                -------------------------------------------------------------
         In connection with any offer to repurchase or repurchase of Securities under Section 3.9 or Section 3.10 hereof (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 3.9 through 3.15 to be exercised in the time and in the manner specified therein.

SECTION 3.16.   REPAYMENT TO THE COMPANY.
                ------------------------
         Subject to the provisions of Section 5.7, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.13 exceeds the aggregate Purchase Price or Repurchase Price, as the case may be, of the Securities or portions thereof to be so repurchased, then, promptly after the Business Day following the Purchase Date or the Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.


                                   ARTICLE 4.
                                   CONVERSION

SECTION 4.1.    CONVERSION PRIVILEGE.
                --------------------
         Subject to the provisions of this Article 4, at any time on or prior to 5:00 p.m., New York City time on the Business Day immediately preceding May 1, 2022, subject as otherwise provided herein, a Holder of a Security may convert such Security into cash and, if applicable,

Common Stock equal to the Conversion Value in accordance with Section 4.15, if any of the following conditions is satisfied:

                (a) the Closing Price (as defined hereinafter) per share of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Calendar Quarter preceding the Calendar Quarter in which the conversion of such Security occurs is more than 110% of the Conversion Price on such thirtieth trading day;

                (b) the Security has been called for redemption by the Company pursuant to Section 3.1;

                (c) during such period, if any, that the credit rating assigned to the Securities by Moody's Investors Service, Inc. has been reduced below B3 or the credit rating assigned to the Securities by Standard & Poor's Rating Group has been reduced to B-; or either such credit rating assigned to the Securities is suspended or withdrawn or neither rating agency is rating the Securities;

                (d) (i) an issuance of rights, warrants or options referred to in Section 4.6(b) occurs or (ii) a distribution referred to in Section 4.6(c) occurs where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such fair market value) exceeds 10% of the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of declaration of such distribution;

                (e) the conversion of such Security occurs during the five Business Day period immediately following a period of nine consecutive Trading Days in which the Security Trading Price (as determined following a request by a Holder of the Securities in accordance with the procedures set forth below in this Section 4.1) for each Trading Day in such period was less than 95% of the product of the Closing Price per share of Common Stock on such Trading Day multiplied by the number of shares of Common Stock issuable (assuming satisfaction of conditions to conversion) upon conversion of $1,000 in principal amount of the Securities (the condition specified in this clause (e) being the "95% Trading Condition"); or

                (f) (x) the Company is party to, or has announced, a transaction that is a reclassification, consolidation, merger, share exchange, sale or other transaction pursuant to which the Common Stock is subject to conversion into shares of stock, other securities or property (including cash) pursuant to
Section 4.12 and (y) the conversion of such Security occurs at any time from and after the date that is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until and including the date that is 15 days after the actual effective date of such transaction.

         In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders at least 20 days prior to the ex-dividend date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of 5:00 p.m., New York City time on the Business Day prior to the ex-dividend date or the Company's announcement that such issuance or distribution will not take place.

         The "ex-dividend date" for any such issuance or distribution means the date immediately prior to the commencement of "ex-dividend" trading for such issuance or distribution on the national securities exchange or The New York Stock Exchange or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

         A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         If a Security is called for redemption pursuant to Article 3, the right to convert such Security shall terminate at 5:00 p.m., New York City time on the Business Day before the redemption date for such Security (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Purchase Notice pursuant to Section 3.9(c) or a Repurchase Notice pursuant to
Section 3.11(b) exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Purchase Notice or Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m., New York City time on the corresponding Purchase Date or Repurchase Date, as the case may be, in accordance with Section 3.12.

         A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and, upon such conversion, only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

         The "Security Trading Price" per $1,000 in principal amount of Securities on any date of determination means the average of the secondary market bid quotations per $1,000 in principal amount of Securities obtained by the Conversion Agent for $5,000,000 in principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; PROVIDED that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, such one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 in principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Security Trading Price will be deemed to equal (a) the number of shares of Common Stock issuable upon conversion of $1,000 in principal amount of Securities (assuming satisfaction of conditions of such conversions) multiplied by (b) the Closing Price per share of Common Stock on such determination date. The Conversion Agent shall have no obligation to determine the Security Trading Price unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Security Trading Price would be less than 95% of the product of the Closing Price per share of the common stock and the number of shares of Common Stock issuable upon conversion of $1,000 in principal amount of Securities

(assuming satisfaction of conditions to such conversion); at which time the Company shall instruct the Conversion Agent to determine the Security Trading Price beginning on the next Trading Day and on each successive Trading Day until the Security Trading Price is greater than or equal to 95% of the product of the Closing Price per share of Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 in principal amount of Securities (assuming satisfaction of conditions to such conversion).

SECTION 4.2.    CONVERSION PROCEDURE.
                --------------------
         To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents to the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 4.4 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent (1) cash in the amount calculated in accordance with Section 4.15, (2) the number of whole shares of Common Stock issuable upon the conversion and (3) cash in lieu of any fractional shares pursuant to Section 4.15.

         The person in whose name the Security is registered shall be deemed to be a stockholder of record on the conversion date; PROVIDED, HOWEVER, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at 5:00 p.m., New York City time on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

         No payment or adjustment will be made for accrued interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security, but if any Holder surrenders a Security for conversion between the Record Date for the payment of an installment of interest and the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of such Security on such Record Date. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; PROVIDED, HOWEVER, that no such check shall be required if such Security has been called for redemption on a redemption date within the period between and including such Record Date and such Interest Payment Date, or if such Security is surrendered for conversion on the Interest Payment Date. If the Company defaults in the payment of interest payable on the Interest Payment Date, the Conversion Agent shall repay such funds to the Holder.

         If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

SECTION 4.3.    ADJUSTMENTS BELOW PAR VALUE.
                ---------------------------
         Before taking any action which would cause an adjustment decreasing the Conversion Price so that any shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

SECTION 4.4.    TAXES ON CONVERSION.
                -------------------
         If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 4.5.    COMPANY TO PROVIDE STOCK.
                ------------------------
         The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock.

         No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment thereof in cash at the current market value thereof. For these purposes, the current market value of a share of Common Stock shall be the Closing Price per share of Common Stock on the first Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

         The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 4.6.    ADJUSTMENT OF CONVERSION PRICE.
                ------------------------------
         The conversion price (the "Conversion Price") shall be that price set forth in paragraph 8 of the form of Security attached hereto as Exhibit A and shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock to holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) reclassify its outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

         (b) In case the Company shall issue to all or substantially all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (f) below) at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness, cash, other securities or other assets, or shall distribute to all or substantially all holders of its Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) rights, options and warrants referred to in subsection (b) above or subsection (g) below; (ii) those dividends, distributions, subdivisions and combinations referred to in subsection (a) above; and (iii) dividends and distributions paid in cash referred to in subsection (e) below), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or purchase by a fraction, the numerator of which shall be the current market price per share (as defined in subsection (f) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case as applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in subsection (f) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (d) In case the Company or any of its Subsidiaries makes a payment to holders of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, for the Common Stock, and the fair market value of the sum of (i) the aggregate consideration paid for such Common Stock, and (ii) the aggregate fair market value of any amounts previously paid for the repurchase of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this
Section 4.6 previously has been made, exceeds 10% of Market Capitalization on the date of, and after giving effect to, such repurchase, then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or purchase by a fraction, the numerator of which shall be the current market price per share (as defined in subsection (f) below) of the Common Stock on the date of such repurchase, less the quotient obtained by dividing the Aggregate Market Premium involved in such repurchase (as defined hereinafter) by the difference between the number of shares of Common Stock outstanding before such repurchase and the number of shares of Common Stock the subject of such repurchase, and the denominator of which shall be the current market price per share (as defined in subsection (f) below) of the Common Stock on the date of such repurchase. Such adjustment shall become effective immediately after the date of such repurchase. For purposes of this subsection
(d), the "Aggregate Market Premium" is the excess, if any, of the aggregate repurchase price paid for all such Common Stock over the aggregate current market value per share (as defined in subsection (f) below) of all such repurchased stock, determined with respect to each share involved in each such repurchase as of the date of repurchase with respect to such share.

         (e) In case the Company shall declare a cash dividend or cash distribution to all holders of its Common Stock, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

                (i) the numerator shall be the average of the Common Stock Price for the three consecutive Trading Days ending on the Trading Day immediately preceding the record date for such dividend or distribution (the "Pre-Dividend Sale Price"), minus the full amount of such cash dividend or cash distribution applicable to one share of Common Stock, and

                (ii) the denominator shall be the Pre-Dividend Sale Price;

such adjustment to become effective immediately after the record date for such dividend or distribution; provided no adjustment to the Conversion Price will be made if the Company provides that Holders of Securities will participate in the cash dividend or cash distribution without conversion; provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash and Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Security immediately prior to the record date for such cash dividend or cash distribution at the Conversion Rate and for the Conversion Value in effect at such time. If such cash dividend or cash distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

         (f) For the purpose of any computation under subsections (b), (c) and
(d) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices per share of Common Stock for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation. The "Closing Price" with respect to the Common Stock for any day shall mean the closing sale price, regular way, per share of Common Stock on such day or, in case no such sale of Common Stock takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock in each case on the principal national security exchange or other quotation system on which the Common Stock is quoted or listed or admitted to trading on such day, or, if the Common Stock is not so quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices per share of Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if such average is not so available, determined in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or if not so determinable as provided under any applicable alternative above, a price per share of Common Stock determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive. As used herein the term "Trading Day" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business (ii) if the Common Stock is listed on The New York Stock Exchange or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system or (iii) if the Common Stock is not so listed or submitted for trading or quoted, any Business Day.

         (g) If the Company implements a Stockholder Rights Plan (as defined below), the Company agrees that such Stockholder Rights Plan will provide that upon any conversion of the Securities by any Holder prior to a Trigger Event (as defined below), the Holders shall receive the rights, warrants or options issued under such plan. Rights, warrants or options distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events (a "Trigger Event"):

             (i) are deemed to be transferred with such shares of Common Stock,
            (ii) are not exercisable, and
           (iii) are also issued in respect of future issuances of Common Stock,

(a "Stockholder Rights Plan") shall not be deemed distributed for purposes of this Section 4.6 and no adjustment to the Conversion Price shall be required to be made until the occurrence of the earliest Trigger Event. In addition, in the event of any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this Section 4.6, (1) in the case of any such rights, warrants or options which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights, warrants or options all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

         In any case in which this Section 4.6 shall require that an adjustment be made immediately following a record date established for purposes of Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in
Section 4.10) issuing to the holder of any Security converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

SECTION 4.7.    NO ADJUSTMENT.
                -------------
         No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 4.8.    EQUIVALENT ADJUSTMENTS.
                ----------------------
         In the event that, as a result of an adjustment made pursuant to
Section 4.6 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 4.

SECTION 4.9.    ADJUSTMENT FOR TAX PURPOSES.
                ---------------------------
         The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

SECTION 4.10.   NOTICE OF ADJUSTMENT.
                --------------------
         Whenever the Conversion Price is adjusted, or Securityholders become entitled to other securities or due bills, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

SECTION 4.11.   NOTICE OF CERTAIN TRANSACTIONS.
                ------------------------------
         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Securities at its address appearing on the list provided for in
Section 2.5, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

SECTION 4.12.   EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, SHARE
                --------------------------------------------------------
                EXCHANGE OR SALE ON CONVERSION PRIVILEGE.
                ----------------------------------------
         If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section
4.12 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 4.6 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 4.12.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

SECTION 4.13.   TRUSTEE'S DISCLAIMER.
                --------------------
         The Trustee has no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 4.13 as the Trustee.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

SECTION 4.14.   VOLUNTARY REDUCTION.
                -------------------
         The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock.

SECTION 4.15.   CONVERSION VALUE OF SECURITIES TENDERED.
                ---------------------------------------
         (a) Subject to certain exceptions described below and in Sections 4.1(d) and 4.1(f), Holders tendering the Securities for conversion shall be entitled to receive, upon conversion of such Securities, cash and, if applicable, shares of Common Stock, the value of which (the "Conversion Value") shall be equal to the product of: (i) (A) the aggregate principal amount of Securities to be converted divided by 1,000 multiplied by (B) the then applicable Conversion Rate; and (ii) the average of the Common Stock Prices for the ten consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second Trading Day immediately following the day the Securities are tendered for conversion (the "Ten Day Average Closing Stock Price"); provided that if the shares of Common Stock are not listed on The New York Stock Exchange, then the Ten Day Average Closing Stock Price shall be determined by the Company by reference to the Common Stock Price as reported by The New York Stock Exchange.

         Notwithstanding the foregoing, for purposes of Section 4.1(e), the Conversion Value a Holder of Securities will be entitled to receive will be equal to the principal amount of the Securities held by such Holder plus accrued and unpaid interest as of the conversion date (such conversion, a "Principal Conversion Value").

         (b) Subject to certain exceptions described below and under Sections 4.1(d) and 4.1(f), the Company shall deliver the Conversion Value to converting holders as follows:

                  (i) an amount in cash (the "Principal Return") equal to the lesser of (a) the Conversion Value of the Securities to be converted and (b) the aggregate principal amount of the Securities to be converted;

                  (ii) if the Conversion Value of the Securities to be converted is greater than the Principal Return, an amount in whole shares (the "Net Shares"), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "Net Share Amount"); and

                  (iii) an amount paid in cash, determined as set forth below, in lieu of any fractional shares of Common Stock.

         The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Ten Day Average Closing Stock Price. Holders of Securities will not receive fractional shares upon conversion of Securities. In lieu of fractional shares, Holders will receive cash for the value of the fractional shares, which cash payment shall be based on the Ten Day Average Closing Stock Price.

         The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the ten consecutive Trading Day period beginning on the second Trading Day immediately following the day the Securities are tendered for conversion (the "Determination Date").

         (c) The Company shall pay the Principal Return and cash for fractional shares and deliver the Net Shares, if any, as promptly as practicable after the Determination Date, but in no event later than four Business Days thereafter. Except as provided in Section 4.2, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company's obligation to pay the principal amount of a converted Security and accrued but unpaid interest thereon. Any accrued interest payable on a converted Security shall be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Price to account for accrued interest.

         (d) Notwithstanding the foregoing, upon conversion of any Securities pursuant to Section 4.1(c) or 4.1(e), the Company will deliver the Conversion Value or the Principal Conversion Value, as applicable, in cash, Common Stock or a combination of cash and Common Stock, at the Company's option. The Company shall notify the surrendering Holder by the second Trading Day following the conversion date for such conversion whether the Company will pay to such Holder all or a portion of the Conversion Value or the Principal Conversion Value, as applicable, in cash, Common Stock or a combination of cash and Common Stock and, if a combination, the percentages of the Conversion Value or the Principal Conversion Value, as applicable, of which it will pay in cash or Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid upon such a conversion once the Company has given its notice to the Holder surrendering such Security for conversion pursuant to Section 4.1(c) or 4.1(e). Any Common Stock to be delivered upon such a conversion shall be valued at the greater of (x) the Conversion Price on the conversion date for such conversion and (y) the Closing Price per share of Common Stock on the third Trading Day after such conversion date. The Company shall pay any cash portion of such Conversion Value or Principal Conversion Value, as applicable, on the third Trading Day after the conversion date for such conversion. With respect to any of the Conversion Value or Principal Conversion Value, as applicable, to be paid in Common Stock, the Company shall deliver the Common Stock to the Holder of the Security surrendered for conversion on the fourth Trading Day following the conversion date for such conversion.

         (e) Neither the Trustee nor the Conversion Agent has any duty to determine or calculate the Conversion Value, Principal Conversion Value, Principal Return, number of Net Shares, the Net Share Amount or any other computation required under this Article 4, all of which shall be determined by the Company in accordance with the provisions of this Indenture, and the Trustee and Conversion Agent shall not be under any responsibility to determine the correctness of any such determinations and/or calculations and may conclusively assume and rely on the correctness thereof.

                                   ARTICLE 5.
                                  SUBORDINATION

SECTION 5.1.    SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.
                ----------------------------------------------
         The Company covenants and agrees, and each Holder of Securities by his acceptance thereof likewise covenants and agrees, that all Securities are subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions and acknowledges that such provisions are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

         Each Holder of Securities authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders of Securities and the holders of Senior Indebtedness as provided in this Article 5 and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

         The payment of the principal of, premium, if any, and interest on and any other payment due pursuant to this Indenture or any Securities issued hereunder (including, without limitation, the payment or deposit of the Redemption Price, Purchase Price or Repurchase Price pursuant to Article 3 and any deposit pursuant to Section 6.3) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed.

         The Securities are not superior in right of payment to the Existing Notes and shall rank PARI PASSU with the Existing Notes.

SECTION 5.2.    SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR
                ------------------------------------------------------
                INDEBTEDNESS ON DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC.,
                ---------------------------------------------------------------
                OF THE COMPANY.
                --------------
         Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any marshalling of the assets and liabilities of the Company, or otherwise), then in such event:

         (a) all Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full before any Payment of the Securities (as defined in Section 5.5) is made;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Securities) (other than Reorganization Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Securities, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 5.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Securities), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid, or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

         The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

         Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee, subject to the provisions of Sections 9.1 and 9.2, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5; provided that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprised of the provisions of this Article 5.

         (d) The Holders and the Trustee hereby irrevocably appoint and empower the Senior Agent in any proceeding of the type referred to in the first sentence of this Section 5.2 (i) if the Holders or the Trustee shall have failed to file proper claims or proofs of claim, with respect to the Securities prior to 30 days before the expiration of the time to file such claims or proofs of claim, to file such claims or proofs of claim, (ii) if the Holders or the Trustee shall fail to vote any such claim at least 15 days prior to the expiration of the time to vote such claim, and/or (iii) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Securities in an amount not in excess of the Senior Indebtedness then outstanding and to take such other action as is reasonably necessary to effectuate the foregoing; provided that the Senior Agent shall have no obligation to file and or vote any such claim. If the Senior Agent votes any such claim in accordance with the provisions of this paragraph no Holder nor the Trustee shall be entitled to modify, revoke or withdraw such vote. The Holders and the Trustee shall provide such information, execute and deliver, at the expense of the holders of the Senior Indebtedness, such agreements, instruments and documents, as the Senior Agent may reasonably request to carry out the provisions of this paragraph.

         In the event that any Reorganization Securities are issued to the holders of Senior Indebtedness and to the Holders or the Trustee on behalf of the Holders, the Reorganization Securities issued to the Holders or to the Trustee on behalf of the Holders shall be shall be subordinated to any Reorganization Securities issued to the holders of Senior Indebtedness to the extent that on liquidation of the Company, the Reorganization Securities issued to the holders of Senior Indebtedness shall be entitled to receive distributions in an amount equal to the amount that would have been required to be paid by the Company in order to pay the Senior Indebtedness in full immediately prior to the issuance of such Reorganization Securities before any distributions are made in respect of the Reorganization Securities issued to the Holders or the Trustee on behalf of the Holders.

SECTION 5.3.    SECURITYHOLDERS TO BE SUBROGATED TO RIGHT OF HOLDERS OF SENIOR
                --------------------------------------------------------------
                INDEBTEDNESS.
                ------------
         Subject to the prior payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Securities shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 5.4.    OBLIGATIONS OF THE COMPANY UNCONDITIONAL.
                ----------------------------------------
         Nothing contained in this Article 5 or elsewhere in this Indenture or in any Security is intended to or shall impair the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities, as and when the same shall become due and payable in accordance with the terms of the Securities, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of

Default under this Indenture, subject to the provisions of Article 8, and the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

SECTION 5.5.    COMPANY NOT TO MAKE PAYMENT WITH RESPECT TO SECURITIES IN
                ---------------------------------------------------------
                CERTAIN CIRCUMSTANCES.
                ----------------------
         Upon the occurrence of a Payment Default, unless and until the amount of Designated Senior Indebtedness effected by such Payment Default then due shall have been paid in full, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of, premium, if any, or interest on the Securities or any other amount due pursuant to this Indenture or any Securities or make any deposit pursuant to Article 3 or Section
6.3 or 10.1 and shall not repurchase, redeem or otherwise retire any Securities (collectively, "Payment of the Securities").

         Unless Section 5.2 shall be applicable, upon (1) the occurrence of a Non-Payment Default that occurs and is continuing that permits the holders of such Designated Senior Indebtedness (or their Representative or Representatives) to accelerate its maturity and (2) receipt by the Company and the Trustee from the Senior Agent of written notice of such occurrence and the imposition of a Payment Blockage Period hereunder, then the Company shall not make any Payment of the Securities for a period (the "Payment Blockage Period") commencing on the earlier of the date of receipt by the Company or the Trustee of such notice from the Senior Agent and ending on the earlier of (subject to any blockage of payments that may then be in effect under this Section 5.5) (x) the date 180 days after such date, (y) the date such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Agent, after which, in case of clause (x), (y) or (z), as the case may be, the Company shall resume making any and all required payments. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to such Designated Senior Indebtedness shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 180 days.

         In the event that, notwithstanding the foregoing provisions of this
Section 5.5, any Payment of the Securities shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), which payment was prohibited by this Section 5.5, then, unless and until the amount of Designated Senior Indebtedness then due, as to which a default shall have occurred, shall have been paid in full, or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Designated Senior Indebtedness held or represented by each, for application to the payment of all Designated Senior Indebtedness remaining unpaid to the extent necessary to pay all Designated Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Designated Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Designated Senior Indebtedness or under any agreement pursuant to which Designated Senior Indebtedness may have been issued.

SECTION 5.6.    NOTICE TO TRUSTEE.
                -----------------
         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article 5 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their Representative or Representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 9.1 and 9.2, shall be entitled to assume conclusively that no such facts exist.

         The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article 5, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 5.7.    APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.
                --------------------------------------------------
         Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to Sections 6.3 and 10.1 and not in violation of this Article 5 shall be for the sole benefit of Securityholders and shall thereafter not be subject to the subordination provisions of this Article 5. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.5; except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Security), a Trust Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 5.6, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or after such date. This Section 5.7 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

SECTION 5.8.    SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE
                -------------------------------------------------------------
                COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.
                -----------------------------------------
         No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No amendment of this Article 5 or any defined terms used herein or any other Sections referred to in this Article 5 which adversely affects the rights hereunder of holders of Senior Indebtedness, shall be effective unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

SECTION 5.9.    TRUSTEE TO EFFECTUATE SUBORDINATION.
                -----------------------------------
         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination provided in this
Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 5.10.   RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.
                --------------------------------------------
         The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article 5 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

SECTION 5.11.   ARTICLE 5 NOT TO PREVENT EVENTS OF DEFAULT.
                ------------------------------------------
         The failure to make a Payment of the Securities by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of an Event of Default under Section 8.1.

SECTION 5.12.   NO FIDUCIARY DUTY CREATED TO HOLDERS OF SENIOR INDEBTEDNESS.
                -----------------------------------------------------------
         Notwithstanding any other provision in this Article 5, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this

Article 5 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 5.13.   ARTICLE APPLICABLE TO PAYING AGENTS.
                -----------------------------------
         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 5 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 5 in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 5.6, 5.10 and 5.12 shall not apply to the Company if it acts as Paying Agent.

SECTION 5.14.   CERTAIN CONVERSION DEEMED PAYMENT.
                ---------------------------------
         For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of principal of such Security. For the purposes of this Section, the term "junior securities" means
(a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 5. Nothing contained in this
Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

SECTION 5.15.   STANDSTILL UPON A DEFAULT IN RESPECT OF DESIGNATED SENIOR
                ---------------------------------------------------------
                INDEBTEDNESS
                ------------
         (a) Notwithstanding anything contained herein to the contrary, neither the Holders nor the Trustee shall (i) declare the Securities to be due and payable as provided in Section 8.2, (ii) initiate any judicial proceeding or action to collect the Securities or any amount hereunder or (iii) initiate any case, proceeding or other action in respect of the Company of the type referred to in the first sentence of Section 5.2 during any Standstill Period (as defined below). For purposes of this Section 5.15, "Standstill Period" means the period commencing on the date of a Payment Default or a Payment Blockage Notice in respect of Non-Payment Default and ending on the earliest of (A) the date such Payment Default or Non-Payment Default, as the case may be, is cured or waived,
(B) the date on which the Senior Agent shall take any action in respect of Senior Indebtedness of the type referred to in foregoing clauses (i), (ii) or
(iii), (C) the date on which all or any portion of the Senior Indebtedness shall have become automatically due and payable in accordance with their respective terms, (D) the occurrence of an Event of Default under Section 8.1(5) or (6) and
(E) (x) in the case of any Payment Default, 120 days after the date of such Payment Default or (y) in the case of any Non-Payment Default, 180 days after receipt by the Trustee of Payment Blockage Notice with respect thereto.

         (b) The Holders or the Trustee shall give the Senior Agent not less than five Business Days' notice of the Holders' or the Trustee's intent to declare the Securities or take any other amount owing under this Indenture to be due and payable pursuant to Section 8.2 (which notice may be given during the continuation of any period during which the Holders are blocked from receiving payments under Section 5.2). The Holders and the Trustee shall not declare all or any portion of the Securities or any other amount owing under this Indenture to be due and payable prior to the date that is five Business Days after the date on which the Senior Agent receives the written notice referred to in the immediately preceding sentence.


                                    ARTICLE 6.
                                    COVENANTS

SECTION 6.1.    PAYMENT OF SECURITIES.
                ---------------------
         The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal amount at maturity, Redemption Price, Purchase Price, Repurchase Price and interest, in respect of each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities. Principal, Redemption Price, Purchase Price, Repurchase Price and interest will be considered paid on the due date if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, Redemption Price, Purchase Price, Repurchase Price and interest then due.

         Any interest on any Security not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") will forthwith cease to be payable to the Holder on the relevant Record Date and may be paid as provided in either clause (1) or (2) below:

         (1) the Company may elect to pay such Defaulted Interest to the Person in whose name such Security (or one or more predecessor Securities evidencing the principal evidenced by such Security) is registered at 5:00 p.m., New York City time on a special record date for the payment of such Defaulted Interest which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the trustee an amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than fifteen nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such

Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder at its address as it appears in the Securities register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities evidencing the principal evidenced by such Securities) are registered on such special record date and thereafter the Company shall have no further payment obligation in respect of the Defaulted Interest.

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 6.2.    SEC REPORTS.
                -----------
         The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Securities.

         In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of cash flows and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Securities within 60 days after the close for each of the first three quarters of each fiscal year and within 105 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA 314(a).

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 6.3.    LIQUIDATION.
                -----------
         Subject to the provisions of Article 5, insofar as they may be applicable hereto, the Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which plan provides for, contemplates, or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 7 being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety), and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions to the holders of capital stock of the Company it will make provision for, the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of principal and interest. The Company shall be deemed to have made provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder, or (2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form reasonably satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have Consolidated Net Worth (immediately after the acquisition) equal to not less than the Consolidated Net Worth of the Company (immediately preceding such acquisition), and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; PROVIDED, HOWEVER, that the Company shall not make any liquidating distribution to the holders of capital stock of the Company described in the first sentence of this Section 6.3 until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.3.

SECTION 6.4.    COMPLIANCE CERTIFICATES.
                -----------------------
         The Company shall deliver to the Trustee within 105 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Officers' Certificate need not comply with Section 12.4.

SECTION 6.5.    NOTICE OF DEFAULTS.
                ------------------
         The Company will give notice to the Trustee, promptly, and in any event within five days, upon becoming aware thereof, of the existence of any Event of Default or an event which, with notice or the lapse of time or both would constitute an Event of Default hereunder.

SECTION 6.6.    PAYMENT OF TAXES AND OTHER CLAIMS.
                ---------------------------------
         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 6.7.    CORPORATE EXISTENCE.
                -------------------
         Subject to Section 6.3 and Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); PROVIDED, HOWEVER, that the Company shall not be required to preserve any right if the Company shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.8.    MAINTENANCE OF PROPERTIES.
                -------------------------
         Subject to Section 6.3, the Company will cause all material properties owned, leased or licensed in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Securities are outstanding; PROVIDED, HOWEVER, that nothing in this
Section 6.8 shall prevent the Company from doing otherwise if, in the judgment of the Company, the same is desirable in the conduct of the Company's business and is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.9.    FURTHER INSTRUMENTS AND ACTS.
                ----------------------------
         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 6.10.   MAINTENANCE OF OFFICE OR AGENCY.
                -------------------------------
         The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment or repurchase, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the agent of the Trustee in The City of New York, which is maintained at the offices of an Affiliate of the Trustee (U.S. Bank Trust National Association, Mail Station: EX-NY-WALL, 100 Wall Street, Suite 1600, New York, New York 10005, Attn: Corporate Trust Services (Waste Connections Floating Rate Convertible Subordinated Notes due
2022)), shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; PROVIDED, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

SECTION 6.11.   STAY, EXTENSION AND USURY LAWS.
                ------------------------------
         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7.
                              SUCCESSOR CORPORATION

SECTION 7.1.    WHEN COMPANY MAY MERGE, ETC.
                ----------------------------
         The Company shall not consolidate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and shall not permit any Person (other than a Subsidiary wholly-owned by the Company) to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

         (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 4.12;

         (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this
Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 7.2.    SUCCESSOR CORPORATION SUBSTITUTED.
                ---------------------------------
         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person may be dissolved, wound up and liquidated at any time and shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                   ARTICLE 8.
                              DEFAULT AND REMEDIES

SECTION 8.1.    EVENTS OF DEFAULT.
                -----------------
         An "Event of Default" occurs if:

         (1) the Company defaults in the payment of any interest upon any of the Securities when due and payable and the default continues for a period of 30 days whether or not such payment is prevented by Article 5;

         (2) the Company defaults in the payment of the principal of and premium, if any, on any of the Securities when due, including on a redemption date, Purchase Date or Repurchase Date, whether or not such payment is prevented by Article 5;

         (3) the Company fails to pay when due the principal of or interest on indebtedness for money borrowed by the Company or its Subsidiaries in excess of $20.0 million, or the acceleration of that indebtedness that is not withdrawn within 15 days after the date of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities;

         (4) a default by the Company in the performance, or breach, of any of the Company's other covenants in this Indenture which is not remedied by the end of a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities;

         (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                A.  commences a voluntary case or proceeding;

                B. consents to the entry of an order for relief against it in an involuntary case or proceeding;

                C. consents to the appointment of a Custodian of it or for all or substantially all of its assets;

                D.  makes a general assignment for the benefit of its creditors;
or

         (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                A. is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

                B. appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the assets of any of them; or

                C. orders the liquidation of the Company or any Significant Subsidiary;

         and in each case the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. For purposes of this Section 8.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         A default under clause (4) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default is cured, it ceases.

         Subject to the provisions of Sections 9.1 and 9.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder. Within 90 days after a default, the Trustee must give to the registered Holders of Securities notice of all uncured defaults known to it.

SECTION 8.2.    ACCELERATION.
                ------------
         If an Event of Default (other than an Event of Default specified in Section 8.1(5) or (6)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in Section 8.1(5) or (6) occurs, all unpaid principal of and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

         The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of and accrued interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (ii) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue interest on the Securities, (b) the principal of any Security which has become due otherwise then by such declaration of acceleration, and (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration; (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iv) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereon. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.2, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the Securities, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to redeem the Securities pursuant to paragraph 5 of the form of Security attached hereto as Exhibit A, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 8.3.    OTHER REMEDIES.
                --------------
         In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 8.4.    WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.
                ----------------------------------------
         Subject to Section 8.7, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Security as specified in clauses (1) and (2) of Section 8.1, or a default in respect of a covenant or provision hereof which cannot be modified or amended pursuant to
Section 11.2 without the consent of the Holder of each Security affected thereby. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.5.    CONTROL BY MAJORITY.
                -------------------
         The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.6.    LIMITATION ON SUITS.
                -------------------
         A Securityholder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

                (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

         A Securityholder may not use any provision of this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder, or to enforce any rights under this Indenture other than in the manner herein provided and for the equal and ratable benefit of all the Securityholders.

SECTION 8.7.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
                ------------------------------------
         Notwithstanding any other provision of this Indenture (but subject to Article 5), the right of any Holder of any Security to receive payment of principal of (and premium, if any) and interest on such Security, on or after the respective dates on which such payments are due as expressed in such Security, or to convert such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8.    COLLECTION SUIT BY TRUSTEE.
                --------------------------
         If an Event of Default in the payment of principal or interest specified in Section 8.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.9.    TRUSTEE MAY FILE PROOFS OF CLAIM.
                --------------------------------
         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, and prior to, any and all distributions, dividends, monies, securities and other property which the Securityholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 8.10.   PRIORITIES.
                ----------
         Subject to Article 5, if the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

         First, to the Trustee for amounts due under Section 9.7;

         Second, to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Third, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10.

SECTION 8.11.   UNDERTAKING FOR COSTS.
                ---------------------
         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by any Holder, or group of Holders, of more than 10% in principal amount of the Securities then outstanding.

SECTION 8.12.   RESTORATION OF RIGHTS AND REMEDIES.
                ----------------------------------
         If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

SECTION 8.13.   RIGHTS AND REMEDIES CUMULATIVE.
                ------------------------------
         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 8.14.   DELAY OR OMISSION NOT WAIVER.
                ----------------------------
         No delay or omission of the Trustee or of any Securityholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

                                    ARTICLE 9.
                                     TRUSTEE

SECTION 9.1.    DUTIES OF TRUSTEE.
                -----------------
         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)    Except during the continuance of an Event of Default:

                (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved, and no provision of this Indenture shall be construed to relieve the Trustee, from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1) this paragraph does not limit the effect of paragraph (b) of this Section 9.1;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5; and

                (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 9.1.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 9.2.    RIGHTS OF TRUSTEE.
                -----------------
         Subject to Section 9.1:

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes in good faith to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written Company request or Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

         (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to its officers, directors and employees and each agent, custodian and other Person employed to act hereunder.

         (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of Officers of the Company authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 9.3.    INDIVIDUAL RIGHTS OF TRUSTEE.
                ----------------------------
         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

SECTION 9.4.    TRUSTEE'S DISCLAIMER.
                --------------------
         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for the recitals contained herein or any statement in the Securities other than its certificate of authentication.

SECTION 9.5.    NOTICE OF DEFAULT OR EVENTS OF DEFAULT.
                --------------------------------------
         If a default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 9.6.    REPORTS BY TRUSTEE TO HOLDERS.
                -----------------------------
         If such report is required by TIA 313, within 60 days after each June 30, beginning with the June 30 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 30 that complies with TIA 313(a). The Trustee also shall comply with TIA 313(b)(2) and
(c).

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on or delisted from any stock exchange and any changes in the stock exchanges on which the Securities are listed.

SECTION 9.7.    COMPENSATION AND INDEMNITY.
                --------------------------
         The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee's agents and counsel.

         The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any loss, liability or expense incurred by it in connection with its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Trustee shall have the option of undertaking the defense of such claims at the Company's expense and may have separate counsel. The reasonable fees and expenses of such counsel shall be paid by the Company. The Company need not pay for any settlement without its written consent, which consent shall not be unreasonably withheld or delayed.

         The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its own negligent action, negligent failure to act or willful misconduct.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 9.7 shall survive the termination of this Indenture.

SECTION 9.8.    REPLACEMENT OF TRUSTEE.
                ----------------------
         The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

                (1) the Trustee fails to comply with Section 9.10;

                (2) the Trustee is adjudged a bankrupt or an insolvent;

                (3) a receiver or other public officer takes charge of the Trustee or its property; or

                (4) the Trustee becomes incapable of acting as trustee.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

SECTION 9.9.    SUCCESSOR TRUSTEE BY MERGER, ETC.
                ---------------------------------
         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 9.10.

SECTION 9.10.   ELIGIBILITY; DISQUALIFICATION.
                -----------------------------
         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust process, having (together with any Person directly or indirectly controlling the Trustee) a combined capital and surplus of at least $25,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, it shall resign immediately in the manner and with the effect specified above in this Article 9.

SECTION 9.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
                -------------------------------------------------
         The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein; PROVIDED, HOWEVER, that if the Company has made any payment of the principal of or premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.


                                  ARTICLE 10.
                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.1.   TERMINATION OF COMPANY'S OBLIGATIONS.
                ------------------------------------
         The Company may terminate all of its obligations under the Securities and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.3) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and premium, if any, and interest on the Securities then outstanding to maturity or to the date fixed for redemption and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section
10.1 only if at such time it is not prohibited from doing so under the provisions of Article 5 and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate and Opinion of Counsel to that effect and that all other conditions to such deposit have been complied with.

         The Company's obligations in paragraphs 8 and 12 of the Securities, in Sections 6.1, 6.2, 9.7, 9.8 and 10.4, and in Articles 2 and 4 shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in such paragraph 12 and in Sections 3.8 and 9.7 shall survive.

         After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

SECTION 10.2.   APPLICATION OF TRUST MONEY.
                --------------------------
         The Trustee or the Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to
Section 10.1, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of, premium, if any, and interest on the Securities. Money and U.S. Government Obligations so held in trust and deposited in compliance with Section
10.1 and Article 5 shall not be subject to the subordination provisions of
Article 5.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 10.3.   REPAYMENT TO COMPANY.
                --------------------
         Subject to Section 10.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

         The Trustee and the Paying Agent shall pay, subject to applicable escheatment laws, to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after a right to such money has matured; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

SECTION 10.4.   REINSTATEMENT.
                -------------
         If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.1; PROVIDED, HOWEVER, that if the Company has made any payment of the principal of or premium or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.


                                   ARTICLE 11.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1.   WITHOUT CONSENT OF HOLDERS.
                --------------------------
         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

         (a) to comply with Sections 6.3 and 7.1;

         (b) to cure any ambiguity, omission, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder;

         (c) to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 4.12 and clause (f) of the first sentence of Section 4.1.

         (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

         (e) to comply with the provisions of the TIA or with any requirement of the SEC arising solely as a result of the qualification of this Indenture under the TIA.

SECTION 11.2.   WITH CONSENT OF HOLDERS.
                -----------------------
         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. The Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 11.2 below; and waive any past default under this Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

         Subject to Section 11.4, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

         (a) change the stated maturity date of the principal of, or any installment of interest on, any Security;

         (b) reduce the principal amount of, or the rate of interest on, or any premium payable on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any Security;

         (c) change the currency for payment of principal of, or premium or interest on any Security;

         (d) impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on any Security when due;

         (e) adversely affect the conversion rights provided in Article 4;

         (f) modify the provisions of Article 5 with respect to the subordination of the Securities in a manner adverse to the Holders of the Securities;

         (g) modify the provisions of this Indenture requiring the Company to make an offer to repurchase Securities upon a Change in Control or to repurchase the Securities at the option of the Holders pursuant to Section 3.9 in any case in a manner adverse to the Holders of the Securities;

         (h) reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

         (i) waive a default in the payment of the principal of or premium or interest on any Security; or

         (j) make any changes in Section 8.4, 8.7 or this sentence.

         It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section 11.2 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the required holders of that issue, pursuant to its terms, consent to the change.

SECTION 11.3.   COMPLIANCE WITH TRUST INDENTURE ACT.
                -----------------------------------
         Every amendment to or supplement of this Indenture or the Securities shall comply with TIA as in effect at the date of such amendment or supplement.

SECTION 11.4.   REVOCATION AND EFFECT OF CONSENTS.
                ---------------------------------
         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (j) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 11.5.   NOTATION ON OR EXCHANGE OF SECURITIES.
                -------------------------------------
         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 11.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.; NOTICES.
                -----------------------------------------
         The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

         After an amendment, supplement or waiver under this Article 11 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


                                   ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.1.   TRUST INDENTURE ACT CONTROLS.
                ----------------------------
         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, upon qualification of this Indenture thereunder such imposed duties shall control.

SECTION 12.2.   NOTICES.
                -------
         Any notice or communication shall be given in writing and delivered by facsimile (with original to follow), in person, by overnight delivery or mailed by first class mail, postage prepaid, addressed as follows:

         If to the Company:

                Waste Connections, Inc.
                35 Iron Point Circle
                Suite 200
                Folsom, California 95630-8589
                Telephone:  (916) 608-8200
                Telecopier:  (916) 351-0249

                Attention:  Chief Financial Officer

         If to the Trustee:

                U.S. Bank National Association
                633 West Fifth Street, 24th Floor
                LM-CA-T24T
                Los Angeles, CA  90071
                Telephone:  (213) 615-6043
                Telecopier:  (213) 615-6197

                Attention: Corporate Trust Services (Waste Connections Floating Rate Convertible Subordinated Notes due 2022)

         Such notices or communications shall be effective when received.

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notice or communications.

         Any notice or communication mailed to a Securityholder shall be mailed by first class mail to him at his address shown on the register kept by the Registrar. Any notice or communication will also be mailed to any person described in TIA 313(c), to the extent required by the TIA.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.3.   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.
                --------------------------------------------
         Securityholders may communicate pursuant to TIA 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA 312(c).

SECTION 12.4.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
                --------------------------------------------------
         (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

         (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.4) shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on Officers' Certificates or certificates of public officials.

SECTION 12.5.   RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.
                --------------------------------------------------
         The Company (or, in the event deposits have been made pursuant to Section 6.3 or 10.1, the Trustee) may set a record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 12.6.   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.
                -----------------------------------------
         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules for its functions.

SECTION 12.7.   LEGAL HOLIDAYS.
                --------------
         A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York. Except as provided in paragraph 1 of the Form of Security attached hereto as Exhibit A, if a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 12.8.   GOVERNING LAW.
                -------------
         The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 12.9.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
                ---------------------------------------------
         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.  NO RECOURSE AGAINST OTHERS.
                --------------------------
         All liability described in paragraph 17 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 12.11.  SUCCESSORS.
                ----------
         All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.12.  MULTIPLE COUNTERPARTS.
                ---------------------
         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 12.13.  SEPARABILITY.
                ------------
         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.  TABLE OF CONTENTS, HEADINGS, ETC.
                --------------------------------
         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties to this Indenture have hereunto set their hands as of the 21st day of July, 2004.



                                      WASTE CONNECTIONS, INC.


                                      By: _____________________________________
                                          Ronald J. Mittelstaedt
                                          President and Chief Executive Officer





                                      U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                      By: _____________________________________
                                      Name: Paula Oswald
                                      Title: Vice President

                                    EXHIBIT A
                                    ---------

                                FORM OF SECURITY

                              [GLOBAL NOTE LEGEND:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO WASTE CONNECTIONS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.]

[FORM OF FACE OF SECURITY]

                             WASTE CONNECTIONS, INC.


Number [______]                                           CUSIP No. [__________]



              Floating Rate Convertible Subordinated Note due 2022

         Waste Connections, Inc., a Delaware corporation (the "Company"), promises to pay to [______] or its registered assigns, the principal sum of [_________] Dollars ([$___________]) on May 1, 2022 and to pay interest on the principal amount of this Note from the most recent date to which interest on the principal evidenced hereby (or by any predecessor Note evidencing the principal evidenced hereby) has been paid or, if no interest has been paid hereon (or on any such predecessor Note), beginning [______], 2004 at the rates and times provided for herein.

         This Note is convertible at such times and as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this Floating Rate Convertible Subordinated Note due 2022 to be signed by its duly authorized officers.

Dated:  __________                     WASTE CONNECTIONS, INC.




                                       By: _________________________________
                                       Name:
                                       Title:



                                       By: _________________________________
                                       Name:
                                       Title:



Trustee's Certificate of
Authentication:

Dated:  __________

This is one of the Securities referred to in the within mentioned Indenture.

U.S. Bank National Association, as Trustee



By: ______________________________
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                             WASTE CONNECTIONS, INC.


              Floating Rate Convertible Subordinated Note due 2022

1.       Interest.
         --------

         Interest will be paid quarterly in arrears on May 1, August 1, November 1 and February 1 of each year, commencing [___________], unless any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a Business Day, in which case the interest payment date will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day) (each, an "Interest Payment Date") at the rates per annum specified below, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes evidencing the principal evidenced hereby) is registered at 5:00 p.m., New York City time on the regular record date ("Record Date") for such interest, which shall be the fifteenth calendar day of the month immediately preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes evidencing the principal evidenced hereby) is registered at 5:00 p.m., New York City time on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, which shall not be more than 15 calendar days or less than 10 calendar days prior to the date of the proposed payment, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed, and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.

         This Note will bear interest from the most recent date to which interest on the principal evidenced hereby (or by any predecessor Note evidencing the principal evidenced hereby) has been paid or, if no interest has been paid hereon (or on any such predecessor Note), beginning on [___________], until the principal amount thereof is paid or made available for payment, or until such date on which this Note is converted subject as further provided in paragraph 8 hereof and in the Indenture, redeemed or repurchased as provided in this Note and the Indenture, at a per annum rate that will be adjusted quarterly to equal 3-month LIBOR plus 0.50% (the "Interest Rate"); provided, that the Interest Rate applicable to any interest accrued hereon payable on the Interest Payment Date under the Notes of [___________] will be equal to [the interest rate for the same period on the Existing Notes] or [____% per annum].

         The Interest Rate for each quarterly period (other than the period before the first Interest Payment Date under the Notes of [___________]) will be adjusted on the first day of such quarterly period (an "Interest Adjustment Date"), which will be the Interest Payment Date for the immediately preceding quarterly period. The adjusted Interest Rate will be based upon 3-month

LIBOR (as defined in the Indenture), determined on the second preceding London banking day (as defined in the Indenture) (an "Interest Determination Date") as described below, plus 0.50%. Notwithstanding any quarterly adjustments of the Interest Rate, the Interest Rate borne by the Notes will never be less than zero.

         The Interest Rate will be determined by the Calculation Agent. Interest will be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360. All percentages resulting from any calculation on the notes will be rounded to the nearest one hundredth-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 2.876545% (or .02876545) would be rounded to 2.87655% (or .0287655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

2.       Method of Payment.
         -----------------

         The Company will pay interest on this Note (except Defaulted Interest) to the person who is the registered Holder of this Note at 5:00 p.m., New York City time on the Record Date next preceding the Interest Payment Date. The Holder must surrender this Note to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address.

3.       Paying Agent, Registrar, Conversion Agent and Calculation Agent.
         ----------------------------------------------------------------

         Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent, Registrar, Conversion Agent and Calculation Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or Calculation Agent without notice to the holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or Calculation Agent.

4.       Indenture; Limitations.
         -----------------------

         This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Rate Convertible Subordinated Notes due 2022 (the "Notes"), issued under an Indenture dated as of July 21, 2004 (the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date hereof or, from and after the date that the Indenture shall be qualified thereunder, as in effect on such date. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and said Act for a statement of them.

         The Notes are subordinated unsecured obligations of the Company limited to up to $175,000,000 aggregate principal amount. The Company may issue additional Notes of this series after this Note has been issued. This Note and any additional Notes of this series subsequently issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

5.       Optional Redemption.
         --------------------

         The Notes may be redeemed at the Company's option, in whole or in part, at any time and from time to time on and after May 7, 2006. The redemption price for the Notes, expressed as a percentage of the principal amount, is as follows for the 12-month periods set forth below:

         Redemption Period                                      Percentage
         -----------------                                      ----------
         May 7, 2006 through April 30, 2007..................         102%
         May 1, 2007 through April 30, 2008..................         101%

and 100% of the principal amount on and after May 1, 2008, together in the case of any such redemption with accrued and unpaid interest to the date of redemption, but any interest payment that is due and payable on or prior to such date of redemption will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at 5:00 p.m., New York City time on the relevant Record Date referred to herein, all as provided in the Indenture.

6.       Notice of Redemption.
         ---------------------

         Notice of redemption will be mailed by first class mail at least 30 days, but not more than 60 days before the redemption date, to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on Notes or portions of them called for redemption.

7.       Repurchase of Notes.
         --------------------

         (a) At Option of Holder. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on any of May 1, 2009, May 1, 2012 and May 1, 2017. The Holder shall have the right to withdraw any Purchase Notice pertaining to any exercise of such repurchase right by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Purchase Price in any such repurchase shall be payable in cash.

         (b) At Option of Holder upon a Change in Control. If at any time that Notes remain outstanding there shall have occurred a Change in Control, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the Repurchase Date. The Holder shall have the right to withdraw any Repurchase Notice pertaining to any exercise of such repurchase right by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture. The Repurchase Price in any such repurchase shall be payable in cash.

8.       Conversion.
         -----------

         Upon satisfaction of the conditions set forth in Section 4.1 of the Indenture, at any time on or prior to 5:00 p.m., New York City time on the Business Day immediately preceding May 1, 2022, a Holder of a Note may convert such Note into cash and, if applicable, shares of Common Stock of the Company in accordance with the provisions of Section 4.15 of the Indenture; PROVIDED, HOWEVER, that if such Note is called for redemption, the conversion right will terminate at 5:00 p.m., New York City time on the day that is two Business Days before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at 5:00 p.m., New York City time on the date such default is cured and such Note is redeemed). The initial conversion price is $32.26 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

         To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the Record Date for the payment of an installment of interest and the next Interest Payment Date, the Note must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note or portion thereof then converted; PROVIDED, HOWEVER, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such Record Date and such Interest Payment Date, or if such Note is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder has delivered a Purchase Notice or a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note as provided in Section 3.9(b) or Section 3.10, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.       Subordination.
         --------------

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

         In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.      Denominations, Transfer, Exchange.
         ----------------------------------

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

         [Global Note Insert:

         The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced or increased to reflect conversions, redemptions, repurchases, transfers or exchanges of a part of this Note in global form or cancellations of a part of this Note in global form, in each case, and in any such case, by means of notations on the Global Note Transfer Schedule on the last page hereof. Notwithstanding any provision of this Note to the contrary, conversions, redemptions, repurchases, transfers or exchanges of a part of this Note in global form and cancellations of a part of this Note in global form, may be effected without the surrendering of this Note in global form, provided that appropriate notations on the Schedule of Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in a global form resulting therefrom or as a consequence thereof.]

11.      Persons Deemed Owners.
         ----------------------

         The registered holder of a Note may be treated as the owner of it for all purposes.

12.      Unclaimed Money.
         ----------------

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, subject to applicable escheatment laws, the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment unless an abandoned property law designates another person.

13.      Amendment, Supplement, Waiver.
         ------------------------------

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.      Successor Corporation.
         ----------------------

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

15.      Defaults and Remedies.
         ----------------------

         An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes when due; failure by the Company for 60 days after appropriate notice under the Indenture to it to comply with any of its other agreements contained in the Indenture or the Notes; default by the Company or any Subsidiary with respect to its obligation to pay principal of or interest on indebtedness for borrowed money aggregating more than $20.0 million or the acceleration of such indebtedness if not withdrawn within 15 days from the date of appropriate notice under the Indenture; and certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.      Trustee Dealings with the Company.
         ----------------------------------

         U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.      No Recourse Against Others.
         ---------------------------

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

18.      Discharge Prior to Maturity.
         ----------------------------

         If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to maturity as provided in the Indenture, the Company will be discharged from the Indenture except for certain Sections thereof.

19.      Authentication.
         ---------------

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

20.      Abbreviations and Definitions.
         ------------------------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All capitalized terms used in this Note and not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.      Indenture to Control.
         ---------------------

         In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Waste Connections, Inc., 35 Iron Point Circle, Suite 200, Folsom, California 95630-8589, Attention: Chief Financial Officer.

                                 TRANSFER NOTICE

This Transfer Notice relates to $________ principal amount of the Floating Rate Convertible Subordinated Notes due 2022 of Waste Connections, Inc., a Delaware corporation, held by _____________ (the "Transferor").

         (I) or (we) assign and transfer this Convertible Note to



________________________________________________________________________________
              (Print or type assignee's name, address and zip code)




________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

and irrevocably appoint _____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:  _______________________________________________________________
                       (Sign exactly as your name appears on the other
                                 side of this Convertible Note)

         Date: _________________
         Signature Guarantee (2) _______________________________________________
















____________
         2 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                CONVERSION NOTICE

To Waste Connections, Inc.:

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into cash, Common Stock, or cash and Common Stock of Waste Connections, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the consideration issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         [_]  Convert whole                [_]  Convert in part

                                                Amount of Note to be converted
                                                ($1,000 or integral multiples
                                                thereof):

                                                $_______________________________



                                                ________________________________
                                                Signature (sign exactly as name
                                                appears on the other side of
                                                this Note)


                                                ________________________________
                                                Signature Guarantee: (3)
















____________
         3 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

         If you want the stock certificate made out in another person's name, complete the following for such person:




_________________________________________________
Name

_________________________________________________
Social Security or Taxpayer Identification Number

_________________________________________________
Street Address

_________________________________________________
City, State and Zip Code

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, check the box:


                                       [_]


         If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.9 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $______________



Dated: _______________________________           _______________________________
                                                 Signature (sign exactly as name
                                                 appears on the other side of
                                                 this Note)



______________________________________
Signature Guarantee: (4)




















____________
         4 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Note repurchased by the Company pursuant to Section 3.10 of the Indenture, check the box:

                                      [_]

         If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 3.10 of the Indenture, state the principal amount (which shall be $1,000 or a multiple thereof) to be repurchased: $______________



Dated: _______________________________           _______________________________
                                                 Signature (sign exactly as name
                                                 appears on the other side of
                                                 this Note)



______________________________________
Signature Guarantee: (5)





















____________
         5 Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                            [Schedule A to Exhibit A

                          GLOBAL NOTE TRANSFER SCHEDULE

                 Changes to Principal Amount of Global Security


=========================================================================================
       Principal Amount of Securities by   Remaining Principal
       which this Global Note Is to Be     Amount of this Global    Authorized Signature
       Reduced or Increased and Reason     Security (following      of officer of Trustee
Date   for Reduction or Increase           decrease or  increase)   or Note Custodian
----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

----   ---------------------------------   ----------------------   ---------------------

=========================================================================================

            Schedule to be maintained by Depositary in cooperation with Trustee.]